Exhibit 99.1

       ANOTHER EARNINGS RECORD FOR COLUMBIA BANCORP IN THIRD QUARTER 2006

    THE DALLES, Ore., Oct. 25 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, reported another earnings record in the third quarter of 2006, with $4.2 million in net income, or $0.42 per diluted share. This is an increase of 20% over the same period last year, when the company earned $3.5 million, or $0.35 per diluted share.

    Key third quarter analytics:

     --   3Q06 Return on Average Equity (ROE) was 19.63%
     --   3Q06 Return on Average Assets (ROA) was 1.83%
     --   3Q06 Net Interest Margin (tax equivalent) (NIM) was 6.44%
     --   3Q06 Efficiency Ratio was 56.45%

    Key year-to-date analytics:

     --   Return on Average Equity (ROE) was 18.75%
     --   Return on Average Assets (ROA) was 1.80%
     --   Net Interest Margin (tax equivalent) (NIM) was 6.47%
     --   Efficiency Ratio was 54.89%

    "Columbia Bancorp continues to grow and perform above banks of similar size," said President and CEO, Roger Christensen. "We are pleased with our financial performance and will continue to use that momentum to expand the Bank into new markets and attract additional customers."

    COMPANY BUSINESS TRENDS

    The company remains focused on its five areas of emphasis in 2006:

     --   Operational efficiency
     --   Well-planned branch expansion
     --   Balanced deposit and loan growth
     --   Attractive products, services, and customer convenience
     --   Loan quality

    Columbia River Bank President, Craig Ortega, reports progress on the Company's priorities. "The Bank's outstanding operational performance provides a solid platform for our expansion effort. We are pursuing future branch sites to augment our Portland metro footprint. By the end of 2006, we expect to have expanded our Portland area loan production office into a limited service branch located in Lake Oswego, Oregon."

    Executive Vice President and Chief Banking Officer, Shane Correa stated, "Our Columbia Gorge and Columbia Basin Regions have shown strong deposit growth, despite the nationwide trend of flat deposit growth in community banks."

    Correa credited the Bank's year-to-date loan growth of 14% primarily due to increases in real estate and construction loans, mainly from the High Desert region. He anticipated, however, that fourth quarter growth could subside due to historical seasonal patterns.

    INCOME STATEMENT PERFORMANCE

    Third quarter revenue (net interest income plus non-interest income) grew to $16.5 million, contributing to a year-to-date revenue figure of $46.0 million. Revenue for the third quarter 2005 was $13.6 million, with a year- to-date total of $38.6 million. "Our loan yields have historically exceeded our peer group, and we believe our deposit pricing structure is competitive," said Greg Spear, Executive Vice President and Chief Financial Officer.

    Net interest income, before the provision of loan losses, continued its climb, ending the quarter at $13.9 million, a 26% increase over last year's third quarter total of $11.1 million. Year-to-date net interest income was $38.6 million, a 25% improvement over the 2005 third quarter year-to-date total of $30.8 million.

    The tax equivalent net interest margin continues to outperform both the company's expectations and its peer group of banks $500 million to $1 billion in asset size. The third quarter's net interest margin was 6.44%, and 6.47% year-to-date. This compares with 6.01% in the third quarter of 2005, and 5.91% year-to-date last year.

    In the non-interest income category, the company's third quarter total was $2.6 million, an increase of 4% over last year's third quarter $2.5 million total. Year-to-date figures were $7.3 million for the nine months ended September 30, 2006, and $7.8 million for the same period of 2005, a decrease of 6%.

    Total non-interest expense for the company was $9.3 million at September 30, 2006, compared to $7.1 million last year, an increase of 31%. Year-to- date, the Bank's non-interest expense totaled $25.2 million, a 22% growth over last year's year-to-date total of $20.7 million. Spear attributes the growth to increased compensation, leasing and depreciation costs associated with recent expansion, as well as increased incentive compensation accrual due to strong performance. We expect growth in non-interest expense to level off in the fourth quarter of 2006.

    The Bank's efficiency ratio for the third quarter was 56.45%, compared to 52.50% in the third quarter 2005. Year-to-date efficiency ratio at September 30, 2006, was 54.89%, compared to 53.57% at September 30, 2005. The increase in the ratio is a result of the increase in non-interest expense as mentioned above. Since these expenses are expected to flatten in the fourth quarter, further increase in the efficiency ratio is not anticipated. The efficiency ratio, an important measure of productivity in the banking industry, is calculated by dividing non-interest expense by net interest income and non- interest income, which measures overhead costs as a percentage of total revenues.

    BALANCE SHEET PERFORMANCE

    The company's loan portfolio continued its strong growth pace, with $784.2 million in total gross loans, a 19% increase over $659.4 million at the end of the third quarter last year. Year-to-date, the Bank has enjoyed a 14% growth in gross loans.

    Total deposits at September 30, 2006, were $813.0 million, 14% higher than the $714.5 million total at September 30, 2005. Year-to-date, total deposits have grown by 15%.

    Shareholders' equity was $87.4 million, or $8.78 per outstanding share at the end of the third quarter, up from $74.6 million, or $7.59 per outstanding share, for the like period last year, a 17% increase. Year-to-date, shareholders' equity has grown by 13%. Tangible book value stands at $8.04 per common share, compared to $6.84 per common share at the end of the third quarter 2005.

    ASSET QUALITY

    Non-performing assets at September 30, 2006, were $4.9 million, or 0.50% of total assets, compared to $1.4 million, or 0.17% of total assets, at September 30, 2005. The increase in non-performing assets is due to one large account in the aggregate amount of $3.5 million which was placed on non- accrual during the third quarter. Net charge-offs during the third quarter were $85,000, or 0.01% of gross loans, at September 30, 2006, compared to $709,000, or 0.11% of gross loans, during the third quarter of 2005.

    Allowance for credit losses was $10.7 million, or 1.36% of gross loans, at September 30, 2006, compared to $9.2 million, or 1.40% of gross loans, at September 30, 2005.

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Wednesday, October 25, 2006, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss results for the third quarter 2006. To participate in the call, dial 1-800-901-5218; the conference ID is 77719618. The live Webcast can be heard by going to Columbia Bancorp's web site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.

    The call replay will be available starting two hours after the completion of the live call until October 30, 2006. To listen to the replay dial 1-888-286-8010 and use access code 12619794. A text version will be archived on Columbia Bancorp's website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 20 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Canby and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Pasco and Richland, Washington. In addition, Columbia River Bank has three limited service branches located in retirement homes, one in Bend, Oregon and two in McMinnville, Oregon. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS

    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may," "will," "should," "expect," "anticipate," "estimate," "continue," "plans," "intends," or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the potential for losses inherent in our loan portfolio, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, and our ability to open and generate growth from new branches and to expand in new markets as we expect. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

INCOME STATEMENT
(Unaudited)
(In thousands, except per share data and ratios)

                                                 Three Months Ended                Nine Months Ended
                                                   September 30,                     September 30,
                                                -------------------      %        -------------------       %
                                                  2006       2005      Change       2006       2005      Change
                                                --------   --------   --------    --------   --------   --------
Interest income                                 $ 18,919   $ 13,998         35%   $ 51,111   $ 38,886         31%
Interest expense                                   5,007      2,937         70%     12,468      8,091         54%
Net interest income before provision
 for loan losses                                  13,912     11,061         26%     38,643     30,795         25%
Provision for loan losses                            330      1,230        -73%      2,150      2,080          3%
Net interest income after provision for
 loan losses                                      13,582      9,831         38%     36,493     28,715         27%

Non-interest income:
  Service charges and fees                           935      1,239        -25%      3,257      3,602        -10%
  Mortgage loan origination income                   935        765         22%      2,269      2,111          7%
  Financial services revenue                         207        174         19%        649        474         37%
  Credit card discounts and fees                     136        136          0%        363        366         -1%
  Gain from sale of MSA                                -          -          -           -        561          -
  Other non-interest income                          423        226         87%        807        713         13%
    Total non-interest income                      2,636      2,540          4%      7,345      7,827         -6%

Non-interest expense:
  Salaries and employee benefits                   5,951      4,298         38%     15,343     12,029         28%
  Occupancy expense                                1,037        774         34%      2,821      2,334         21%
  Other non-interest expense                       2,353      2,069         14%      7,080      6,326         12%
    Total non-interest expense                     9,341      7,141         31%     25,244     20,689         22%

Income before provision for income taxes           6,877      5,230         31%     18,594     15,853         17%
Provision for income taxes                         2,634      1,704         55%      7,022      5,572         26%
Net income                                      $  4,243   $  3,526         20%   $ 11,572   $ 10,281         13%

Earnings per common share (1)
  Basic                                         $   0.43   $   0.36         19%   $   1.17   $   1.05         12%
  Diluted                                           0.42       0.35         19%       1.14       1.02         12%
Cumulative dividend per common share                0.10       0.09         11%       0.29       0.27          7%

Book value per common share (1)                                                   $   8.78   $   7.59         16%
Tangible book value per common share (1) (2)                                          8.04       6.84         18%

Weighted average shares outstanding (1)
  Basic                                            9,902      9,825                  9,873      9,792
  Diluted                                         10,180     10,084                 10,149     10,040
Actual shares outstanding (1)                      9,957      9,830                  9,957      9,830

                                              Quarter Ended              Year to Date
                                          ----------------------    ----------------------
                                          Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
RATIOS                                       2006         2005         2006         2005
---------------------------------------   ---------    ---------    ---------    ---------
Interest rate yield on interest-earning
 assets, tax equivalent                        8.75%        7.59%        8.55%        7.45%
Interest rate expense on
 interest-bearing liabilities                  3.26%        2.31%        2.98%        2.21%
Interest rate spread, tax equivalent           5.49%        5.28%        5.57%        5.24%
Net interest margin, tax equivalent            6.44%        6.01%        6.47%        5.91%
Efficiency ratio (3)                          56.45%       52.50%       54.89%       53.57%
Return on average assets                       1.83%        1.78%        1.80%        1.82%
Return on average equity                      19.63%       19.14%       18.75%       19.51%
Average equity / average assets                9.30%        9.27%        9.59%        9.35%

(1) Prior periods have been adjusted to reflect the 10% stock dividend, effective December 29, 2005.

(2) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.

(3) Non-interest expense divided by net interest income and non-interest income.

BALANCE SHEET
(Unaudited)
(In thousands)

                                                                      Year                      Year
                                                                      over                       to
                                         Sept. 30,    Sept. 30,       Year       Dec. 31,       Date
                                            2006         2005       %Change        2005       %Change
                                         ---------    ---------    ---------    ---------    ---------
ASSETS
Cash and cash equivalents                $ 124,222    $  97,445           27%   $  87,089           43%
Investment securities                       39,447       38,973            1%      36,780            7%
Loans:
  Commercial loans                         120,990      101,914           19%     101,261           19%
  Agricultural loans                        95,584       82,543           16%      84,271           13%
  Real estate loans                        333,758      293,056           14%     291,283           15%
  Real estate loans - construction         206,327      152,931           35%     184,332           12%
  Consumer loans                            12,701       13,386           -5%      13,775           -8%
  Loans held for sale                        6,207        7,254          -14%       5,879            6%
  Other loans                                8,636        8,321            4%       7,923            9%
    Total gross loans                      784,203      659,405           19%     688,724           14%

  Unearned loan fees                        (1,504)      (1,716)          12%      (1,513)           1%
  Allowance for loan losses                 (9,916)      (9,202)          -8%      (9,526)          -4%
      Net loans                            772,783      648,487           19%     677,685           14%

Property and equipment, net                 18,087       14,870           22%      15,784           15%
Goodwill                                     7,389        7,389            -        7,389            -
Other assets                                20,515       13,884           48%      16,512           24%
      Total assets                       $ 982,443    $ 821,048           20%   $ 841,239           17%

LIABILITIES
Deposits:
  Non-interest bearing demand deposits   $ 233,942    $ 228,144            3%   $ 220,450            6%
  Interest bearing demand deposits         275,811      267,321            3%     278,070           -1%
  Savings accounts                          38,745       42,379           -9%      41,128           -6%
  Time certificates                        264,501      176,679           50%     168,174           57%
    Total deposits                         812,999      714,523           14%     707,822           15%

Borrowings                                  74,713       30,028          149%      49,815           50%
Other liabilities                            7,307        1,859          293%       6,110           20%
       Total liabilities                   895,019      746,410           20%     763,747           17%

Shareholders' equity                        87,424       74,638           17%      77,492           13%
       Total liabilities and
        shareholders' equity             $ 982,443    $ 821,048           20%   $ 841,239           17%

ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except quantities and ratios)

                                              September 30,   September 30,
NON-PERFORMING ASSETS                             2006            2005
-------------------------------------------   -------------   -------------
Delinquent loans on non-accrual status        $       4,897   $       1,345
Delinquent loans on accrual status                        -               -
Restructured loans                                       28              43
Total non-performing loans                            4,925           1,388
Other real estate owned                                   -               -
Total non-performing assets                   $       4,925   $       1,388

Total non-performing assets / total assets             0.50%           0.17%

                                         Quarter Ended               Year to Date
                                    -----------------------     ----------------------
                                    Sept. 30,     Sept. 30,     Sept. 30,    Sept. 30,
ALLOWANCE FOR CREDIT LOSSES            2006          2005          2006         2005
---------------------------------   ---------     ---------     ---------    ---------
Allowance for loan losses,
 beginning of period                $   9,671     $   8,681     $   9,526    $   8,184
Provision for loan losses                 330         1,230         2,150        2,080
Recoveries                                123            50           218          158
Charge offs                              (208)         (759)       (1,288)      (1,220)
Reclassify liability for unfunded
 loan commitments                           -             -          (690)           -
Allowance for loan losses, end of
 period                                 9,916         9,202         9,916        9,202
Liability for unfunded loan
 commitments                              743             -           743            -
Allowance for credit losses         $  10,659     $   9,202     $  10,659    $   9,202

Allowance for loan losses / gross
 loans and loans held for sale                                       1.26%        1.40%
Allowance for credit losses /
 gross loans and loans held for
 sale                                                                1.36%        1.40%
Non-performing loans / allowance
 for loan losses                                                    49.67%       15.09%

                                           Quarter Ended           Year to Date
                                       ---------------------   ---------------------
                                       Sept. 30,   Sept. 30,   Sept. 30,   Sept. 30
FINANCIAL PERFORMANCE                     2006        2005        2006        2005
------------------------------------   ---------   ---------   ---------   ---------
Average interest-earning assets        $ 860,979   $ 735,589   $ 802,910   $ 701,848
Average gross loans and
 loans held for sale                     787,128     639,539     727,526     608,633
Average assets                           921,762     787,763     860,378     753,925
Average interest-bearing liabilities     609,634     504,569     558,994     490,152
Average interest-bearing deposits        569,993     473,381     523,118     455,384
Average deposits                         793,194     680,893     738,484     646,069
Average liabilities                      836,021     714,881     777,883     683,455
Average equity                            85,742      73,081      82,494      70,470

SOURCE  Columbia Bancorp
    -0-                             10/25/2006
    /CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633 or rchristensen@columbiabancorp.com, or Greg B. Spear, Executive Vice President and CFO, +1-541-298-6612, or gspear@columbiabancorp.com, both of Columbia Bancorp/
    /Web site:  http://www.columbiabancorp.com /